Exhibit 99.1

(1)

Gregory Lance Lamb, Certified Public Accountant

Phone (956) 867-6200

Fax (469) 519-8833

405 Moss Hill Drive

Arlington, TX 76018

Greg5Lamb@gmail.com

INDEPENDENT AUDITOR’S REPORT

The Board of Directors

NDR Energy Group, LLC
Charlotte, NC

I have audited the accompanying balance sheets of NDR Energy Group, LLC (the “Company”), a limited liability company, as of December 31, 2009 and 2008 and the related statements of operations, changes in members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NDR Energy Group, LLC as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with the accounting principles generally accepted in the United States of America.

Then accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the accumulation of losses and shortage of capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Gregory Lance Lamb, Certified Public Accountant

April 16, 2012

(2)

NDR ENERGY GROUP, LLC
BALANCE SHEETS
AS OF:

ASSETS
	12/31/2009	12/31/2008

CURRENT ASSETS:
Cash	$—	$338
Total current assets	—	338

TOTAL ASSETS	—	338

LIABILITIES AND MEMBERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	122	—
Other current liabilities	7,000	—
Total current liabilities	7,122	—

MEMBERS' (DEFICIT) EQUITY:
Members' capital contributions	188,889	90,564
Accumulated (deficit)	(196,011)	(90,226)
Total members' (deficit)	(7,122)	338

TOTAL LIABILITIES AND MEMBERS' (DEFICIT) EQUITY	$—	$338

See notes to the financial statements.

(3)

NDR ENERGY GROUP, LLC
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2009	2008

REVENUES	$24,824,367	$63,591,285

COST OF SALES	24,787,921	63,550,696

GROSS PROFIT	36,446	40,589

OPERATING EXPENSES:
General and administrative	143,402	129,822
Sales and marketing	48	—
Depreciation and amortization expense	—	—
Total operating expenses	143,450	129,822

INCOME (LOSS) FROM OPERATIONS	(107,004)	(89,233)

OTHER INCOME (EXPENSE):
Other income	1,219	—
Interest income
Interest (expense)	—	—
Total other expense	1,219	—

NET (LOSS)	$(105,785)	$(89,233)

See notes to the financial statements.

(4)

NDR ENERGY GROUP, LLC
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss)	$(105,785)	$(89,233)
Adjustments to reconcile net loss to net cash
(used in) operating activities:
Accounts payable, accrued expenses and other liabilities	7,122	(993)
Net cash (used for) operating activities	(98,663)	(90,226)

CASH FLOWS FROM FINANCING ACTIVITIES:
Members' capital contributions	98,325	90,564
Net cash provided by financing activities	98,325	90,564

INCREASE (DECREASE) IN CASH	(338)	338

CASH, BEGINNING OF PERIOD	338	—

CASH, END OF PERIOD	$—	$338

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid	$—	$—
Taxes paid	$—	$—

See notes to the financial statements.

(5)

NDR ENERGY GROUP, LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2008 and 2009

	Members	Accumulated
	Capital	(Deficit)	Total

BALANCE AT DECEMBER 31, 2007	$—	$—	$—

Members' capital contributions	90,564		90,564

Net (Loss)		—	—

BALANCE AT DECEMBER 31, 2008	$90,564	$—	$90,564

Members' capital contributions	98,326		98,326

Net (Loss)		(105,785)	(105,785)

BALANCE AT DECEMBER 31, 2009	$188,890	$(105,785)	$83,105

See notes to the financial statements.

(7)

NDR ENERGY GROUP, LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

NDR Energy Group, LLC (the Company) was established in the State of Maryland on September 28, 2005. The Company contracts signed with 28 major utility companies in the United States, with strong Standard & Poor’s credit ratings. NDR Energy Group markets and distributes natural gas and propane to 28 of the largest public utilities, electric power producers and local gas distribution companies that serve millions of commercial, industrial and residential customers throughout the country. Our customers include Southern California Gas Company, Pacific Gas & Electric, CenterPoint Energy Resources, Baltimore Gas & Electric, Memphis Light Gas & Water, Duke (Ohio & Kentucky), Michigan Consolidated and National Grid. Our gas suppliers include EDF Trading, Chevron Texaco, Conoco Phillips, Chesapeake Energy Marketing, and Anadarko.

On April 12, 2010, the Company entered into a Member Interest Purchase Agreement in which 49% Member Interest was sold (see note 8).

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates.

Revenue and Cost Recognition

Revenue includes product sales. The Company recognizes revenue from the sale of natural gas and propane at the time title to the product transfers, the amount is fixed and determinable, evidence of an agreement exists and the customer bears the risk of loss, net of provision for rebates and sales allowances in accordance with ASC Topic 605 “Revenue Recognition in Financial Statements”.

Management has considered the various factors discussed in ASC 605-45-14-4-c and ASC 605-45-45 and believe that our natural gas purchase and sale transactions are appropriately reported gross rather than net. Generally we are the primary obligor in the arrangement, we have latitude in establishing price, we have discretion in supplier selection, and we have credit risk in the event our customer defaults on the transaction. Additionally, our supplier is not the primary obligor in the arrangement and the amount we earn is not fixed. Those transactions where the Company operates as an agent or broker for either the supplier or the customer at a fixed fee are reported net.

(8)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its operating cash balances in banks located in Charlotte, North Carolina. The Federal Depository Insurance Corporation (FDIC) insures accounts at each institution up to $250,000.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts receivable, accounts receivable – other, investments, accounts payable, other accounts payable and accrued expenses, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company adopted ASC Topic 820, Fair Value Measurements (“ASC Topic 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

• Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

• Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active;

• Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value. Measurement

NOTE 2 – RECENT ACCOUNTING PRONOUNCEMENTS

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In January 2011, the FASB released Accounting Standards Update No. 2011-01 (“ASU 2011-01”), Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20, which deferred the disclosure requirements surrounding troubled debt restructurings. These disclosures are effective for reporting periods ending on or after June 15, 2011. We do not expect the disclosure requirements to have a material impact on our current disclosures.

In April 2011, the FASB released Accounting Standards Update No. 2011-02 (“ASU 2011-02”), Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring. ASU 2011-02 clarifies the guidance for determining whether a restructuring constitutes a troubled debt restructuring. In evaluating whether a restructuring constitutes a troubled debt restructuring, a creditor must conclude that 1) the restructuring constitutes a concession and 2) the debtor is experiencing financial difficulties. ASU 2011-02 also requires companies to disclose the troubled debt restructuring disclosures that were deferred by ASU 2011-01. The guidance in ASU 2011-02 is effective for public companies in the first reporting period ending on or after June 15, 2011, but the amendment must be applied retrospectively to the beginning of the annual period of adoption. ASU 2011-02 is not expected to materially impact our consolidated financial statements.

No other accounting standards or interpretations issued recently are expected to a have a material impact on the Company’s consolidated financial position, operations or cash flows.

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NOTE 3 – MEMBERSHIP

Throughout the year ended December 31, 2008 membership interests were: Geraldine Oglesby-Cameron 36%, Rickey Ricardo Hart 32%, Gina M. Roy 20% and Kenneth L. Harris 12%.

On June 18, 2009 membership shares were amended as follows: Geraldine Oglesby-Cameron 24%, Rickey Ricardo Hart 26%, Gina M. Roy 20%, Kenneth L. Harris 15% and Ray M. Crooks 15%.

NOTE 4 - INCOME TAXES

The Company has elected to be taxed as a limited liability company. Under those provisions, the Company does not pay federal corporate income tax on its taxable income. Instead the members of the limited liability company are liable for individual federal income tax based on their respective membership interests.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

There are no commitments and contingencies to report for these periods.

NOTE 6 – ACCOUNTS PAYABLE

Accounts payable is comprised of a negative bank account balance of $122 as of December 31, 2009.

NOTE 7 – OTHER LIABILITIES

Other liabilities are comprised of an account due to member, Ray M. Crooks in the amount of $7,000 as of December 31, 2009.

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NOTE 8 – SUBSEQUENT EVENTS

The following event occurred subsequent to the period covered by these periods ended December 31, 2009 and 2008.

Universal Bioenergy, Inc. (“Universal”), a Nevada corporation and the Company entered into a Member Interest Purchase Agreement, (the “Purchase Agreement”) dated as of April 12, 2010. Pursuant to the Purchase Agreement and subject to the conditions set forth therein, the Universal purchased Forty Nine (49%) percent of the Member Interests of the Company for common stock of Universal.

The completion of the acquisition was approved by the Members of the Company. The Company and Universal made customary representations and warranties in the Purchase Agreement. Forty Nine (49%) percent interest in the Company was sold for 1,000,000 shares of Universal common stock. According to the agreement, Universal retained the right to purchase additional equity of the Member Interests of the Company.

The option to acquire an additional two (2%) percent member interest in the Company was assigned to the officers of Universal, Richard D. Craven, Vince M. Guest and Solomon Ali. This additional two (2%) percent interest was acquired for 4,000,000 shares of Universal common stock and owned by Varlos Energy Holdings LLC, of which Vince M. Guest, Solomon Ali, and Richard D. Craven are the members.

The following table summarizes the consideration paid by Universal and assets acquired:

Purchase Price Allocation Consideration:	April 12, 2010
Equity instruments (5,000,000 common shares of Universal Bioenergy, Inc.)	$250,000
Recognized amounts of identifiable assets acquired:
Client List	250,000
Total assets	$250,000
Fair value of total assets	$250,000

NOTE 9 – DATE OF MANAGEMENT’S REVIEW

Management has evaluated subsequent events through April 16, 2012, the date the financial statements were available to be issued.

NOTE 10 – GOING CONCERN

The losses, negative cash flows from operations, and negative working capital deficiency sustained by the Company raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern. However, the Company seeks to secure a line of credit and improve its profit margins.